Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of May 10, 2021 by and between Coeur Mining, Inc., a Delaware corporation (“Coeur”) and Orion Co-VI Ltd., a corporation incorporated under the laws of the Cayman Islands (“Orion”).

RECITALS

WHEREAS, Orion is the beneficial owner of 22,520,324 common shares (“Victoria Common Shares”) in the capital of Victoria Gold Corp. (“Victoria”).

WHEREAS, Orion desires to transfer to Coeur 11,067,714 Victoria Common Shares (the “Transferred Victoria Shares”), representing approximately 17.8% of the outstanding Victoria Common Shares (based on the most recent public disclosure of Victoria), and Coeur desires to issue to Orion, in exchange for the Transferred Victoria Shares, 12,785,485 shares of Coeur Common Stock (the “Acquired Coeur Shares”) representing approximately 4.99% of the outstanding shares of Coeur Common Stock.

WHEREAS, concurrently with the execution of this Agreement, Coeur and Orion are entering into a Support Agreement (the “Support Agreement”) in the form attached hereto as Exhibit A.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties and subject to the conditions contained herein, Orion and Coeur hereby agree as follows:

1.           Share Exchange.  Subject to the satisfaction of the terms and conditions set forth herein, Coeur agrees to issue to Orion the Acquired Coeur Shares in exchange for the transfer of the Transferred Victoria Shares.

2.           Closing.  The closing (the “Closing”) of the exchange of the shares contemplated hereby shall take place on the business day following the satisfaction of the conditions to the obligations of the parties set forth in Section 3, or on such other date as the parties mutually agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”  At the Closing, (a) Orion shall deliver the Transferred Victoria Shares to Coeur by electronic settlement to the brokerage account identified in writing by Coeur and such other documents and instruments (including instruments of transfer) as may be reasonably necessary to cause the electronic delivery of the Transferred Victoria Shares to Coeur and (b) Coeur shall issue to Orion the Acquired Coeur Shares by issuance of a book entry direct registration statement or as otherwise agreed by the parties.

3.           Supplemental Listing Application.  Prior to the date hereof, Coeur has filed with the New York Stock Exchange a supplemental listing application for the Total Consideration Coeur Shares, and the Closing is expressly conditioned upon receipt from the New York Stock Exchange of its approval of the listing of the Total Consideration Coeur Shares.

4.          Representations and Warranties of Coeur.  Coeur hereby represents and warrants to Orion, as of the date hereof and as of the Closing Date, as follows:

a)           Organization.  Coeur is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

b)           Authorization.  Coeur has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Coeur of this Agreement and the consummation by Coeur of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by Coeur and, assuming due authorization, execution and delivery hereof and thereof by Orion, constitutes a legal, valid and binding obligation of Coeur, enforceable against Coeur in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

c)           No Conflict; Required Filings and Consents.  The execution, delivery and performance by Coeur of this Agreement and the consummation by Coeur of the transactions contemplated hereby do not and will not (i) violate any provision of the Certificate of Incorporation, as amended or Amended and Restated Bylaws of Coeur; (ii) violate any Applicable Laws; (iii) conflict with, create a breach or default under, require any consent of or notice to, or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any Lien upon any property or right of Coeur pursuant to, any contract or agreement to which Coeur is a party, except for any such violations, conflicts, breaches, defaults, or other occurrences, or where the failure to obtain or make such consents, approvals, registrations or filings, would not prevent, materially delay or materially impede the performance by Coeur of its obligations under this Agreement or that arise as a result of any facts or circumstances relating to Orion or any of its Affiliates.  The execution, delivery and performance by Coeur of this Agreement and the consummation by Coeur of the transactions contemplated hereby do not and will not require any consent or approval of, registration or filing with, or notice to, any Governmental Authority, except for (a) filings with the SEC under the Securities Act and Exchange Act, (b) any filings and news releases required under applicable Canadian Securities Laws, (c) filings pursuant to state securities or blue sky Laws, (d) the filing and approval of a Supplemental Listing Application with the New York Stock Exchange and (e) such consents, approvals, authorizations, orders, registrations or qualifications (x) as have already been made or obtained or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a material adverse effect on Coeur.

d)           Capitalization.  The authorized capital stock of Coeur consists of (i) 300,000,000 shares of common stock, par value $0.01 per share (the “Coeur Common Stock”) and (ii) 10,000,000 preferred shares, par value $1.00 per share (the “Coeur Preferred Stock”).  As of the close of business on May 7, 2021, 243,430,457 shares of Coeur Common Stock were issued and outstanding and no shares of Coeur Preferred Stock were issued and outstanding.  All of the outstanding shares of Coeur Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

e)           Listing of Coeur Common Stock.  The Coeur Common Stock is listed and posted for trading on the New York Stock Exchange and no order prohibiting the sale or issuance of the Acquired Coeur Shares in accordance with this Agreement has been issued.  Since January 1, 2021, Coeur has not taken any action which would reasonably be expected to result in the delisting or suspension of the Coeur Common Stock on or from the New York Stock Exchange and Coeur is currently in compliance in all material respects with the rules and regulations of the New York Stock Exchange.

f)           Issuance of Acquired Coeur Shares.  Coeur has the full power and authority to issue the Acquired Coeur Shares.  The issuance of the Acquired Coeur Shares has been duly authorized and, when issued and delivered against delivery of the Transferred Victoria Shares as set forth herein, the Acquired Coeur Shares will be validly issued as fully paid and non-assessable shares of Coeur Common Stock.  At the Closing, Coeur will deliver to Orion the Acquired Coeur Shares free and clear of all Liens, other than as may be imposed as a result of the application of any Applicable Laws or as are imposed as a result of any actions taken by, or transactions entered into by Orion.

g)           Public Disclosure.  Since January 1, 2021, as of their respective filing dates, each of the documents filed or furnished by or on behalf of Coeur with the SEC pursuant to applicable securities Laws (the “Public Disclosure Documents”) complied with the requirements of applicable securities Laws in all material respects and none of the Public Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  Coeur has not filed any confidential report with any Governmental Authority which at the date hereof remains confidential.

h)           Compliance with Law; Conduct of Operations.  Coeur and its Subsidiaries, are, and since January 1, 2020 have been, in compliance in all material respects with all Applicable Laws, including AML Legislation and Anti-Corruption Laws and, without limiting the generality of the foregoing, since January 1, 2020, all exploration, development and mining operations of Coeur and its Subsidiaries have been conducted in accordance with Good Industry Practice in all material respects and, since January 1, 2020, all applicable workers' compensation and environmental, health and safety regulations have been complied with by Coeur and its Subsidiaries in all material respects.

i)           Investment Intent.  Coeur acknowledges that the Transferred Victoria Shares have not been registered under the Securities Act or under any state securities Laws. Coeur (a) acknowledges that it is acquiring the Transferred Victoria Shares pursuant to an exemption from the prospectus requirements under Canadian Securities Laws solely for investment with no intention to distribute any of the foregoing to any Person in connection with the acquisition of the Transferred Victoria Shares, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Transferred Victoria Shares and of making an informed investment decision, (c) is an “accredited investor” (as that term is defined in National Instrument 45-106 – Prospectus Exemptions), and (d) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Transferred Victoria Shares, (2) has conducted its own due diligence and analysis with respect to Victoria, for its own account and purposes, and (3) can bear the economic risk of (i) an investment in the Transferred Victoria Shares indefinitely and (ii) a total loss in respect of such investment.  Coeur has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Transferred Victoria Shares.  Coeur acknowledges the Transferred Victoria Shares will be subject to a restricted period as such term is defined in National Instrument 45-102 – Resale of Securities (“NI 45-102”) and will not trade the Transferred Victoria Shares other than in compliance with NI 45-102.

j)            Brokers and Finders.  Coeur has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated in this Agreement, except for Persons whose fees and expenses shall be paid by Coeur.

k)           No Other Representations or Warranties.  Except for the representations and warranties made by Coeur in this Section 4, in the Support Agreement or in any certificate or other document delivered in connection with this Agreement or the Support Agreement, neither Coeur nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Acquired Coeur Shares, Coeur or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Orion or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Orion acknowledges the foregoing.  In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by Coeur in this Section 4, the Support Agreement, or in any certificate or other document delivered in connection with this Agreement or the Support Agreement, neither Coeur nor any other Person makes or has made any express or implied representation or warranty Orion or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Coeur, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Orion or its Representatives in the course of its due diligence investigation of Coeur, the negotiation of this Agreement or the course of the transactions contemplated hereby.

5.           Representations and Warranties of Orion.  Orion hereby represents and warrants to Coeur, as of the date hereof and as of the Closing Date, as follows:

a)           Organization.  Orion is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

b)           Authorization.  Orion has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Orion of this Agreement and the Support Agreement and the consummation by Orion of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by Orion and, assuming due authorization, execution and delivery hereof by Coeur, constitutes a legal, valid and binding obligation of Orion, enforceable against Orion in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

c)           No Conflict; Required Filings and Consents.  The execution, delivery and performance by Orion of this Agreement and the Support Agreement and the consummation by Orion of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of organizational documents of Orion; (ii) violate any Applicable Law; (iii) conflict with, create a breach or default under, require any consent of or notice to, or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any Lien upon any property or right of Coeur pursuant to, any contract or agreement to which Coeur is a party, except for any such violations, conflicts, breaches, defaults, or other occurrences, or where the failure to obtain or make such consents, approvals, registrations or filings, would not prevent, materially delay or materially impede the performance by Orion of its obligations under this Agreement or that arise as a result of any facts or circumstances relating to Coeur or any of its Affiliates.  The execution, delivery and performance by Orion of this Agreement and the Support Agreement and the consummation by Orion of the transactions contemplated hereby and thereby do not and will not require any consent or approval of, registration or filing with, or notice to, any Governmental Authority, except for (a) filings with the SEC under the Securities Act and Exchange Act, (b) any filings and news releases required under applicable Canadian Securities Laws, (c) filings pursuant to state securities or blue sky Laws, (d) such consents, approvals, authorizations, orders, registrations or qualifications (x) as have already been made or obtained or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a material adverse effect on Orion.

d)           Ownership of Victoria Common Stock.  Orion is the beneficial owner of 22,520,324 Victoria Common Shares in the aggregate (the “Total Owned Victoria Shares”).  Orion has sole voting and dispositive power over all of the Total Owned Victoria Shares and none of the Total Owned Victoria Shares are subject to any proxy, voting trust or other similar agreement or arrangement.  Other than the Shareholder Rights Agreement dated June 25, 2019 between Orion and Victoria, this Agreement and the Support Agreement, neither Orion nor any of its Affiliates is a party to, or bound by, and the Total Owned Victoria Shares are not subject to, directly or indirectly, any contract or agreement relating to the sale, repurchase, pledge, tender, assignment or other transfer (by operation of law or otherwise) of any of the Total Owned Victoria Shares or any shareholders’ agreement, voting trust agreement, lock-up agreement or similar agreement or arrangement.  Except for the Total Owned Victoria Shares and 1,666,667 common share purchase warrants for the purchase of Victoria Common Shares held by Orion, Orion does not beneficially own, directly or indirectly, any Victoria Common Shares, any rights or options to acquire any Victoria Common Shares, or any securities or instruments convertible into, exchangeable for, or exercisable for Victoria Common Shares and neither Orion nor any of its Affiliates has any rights to acquire any Victoria Common Shares.  Orion is the sole beneficial owner of the Transferred Victoria Shares, free and clear of all Liens.  Orion has the right, authority and power to sell, assign and transfer the Transferred Victoria Shares to Coeur, free and clear of any Liens.  Upon consummation of the transactions contemplated hereby, Coeur will receive good and marketable title to the Transferred Victoria Shares, free and clear of all Liens, other than as imposed by Applicable Laws or as are imposed as a result of any actions taken by, or transactions entered into by Coeur.

e)           Interested Stockholder.  Neither Orion nor any of its Affiliates beneficially owns, directly or indirectly, any shares of Coeur Common Stock, any rights or options to acquire any shares of Coeur Common Stock, or any securities or instruments convertible into, exchangeable for, or exercisable for shares of Coeur Common Stock and neither Orion nor any of its Affiliates has any rights to acquire any shares of Coeur Common Stock except pursuant to this Agreement.  Neither Orion nor any of its Affiliates is, nor during the past 3 years has been, an “interested stockholder” of Coeur as defined in Section 203 of the Delaware General Corporation Law.

f)            Brokers and Finders.  Orion has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated in this Agreement, except for Persons whose fees and expenses shall be paid by Orion.

g)           Investment Intent.  Orion acknowledges that the Acquired Coeur Shares have not been registered under the Securities Act or under any state or other applicable securities Laws.  Orion (a) acknowledges that it is acquiring the Acquired Coeur Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Coeur Shares and of making an informed investment decision, (c) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (d) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (e) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Acquired Coeur Shares, (2) has had an opportunity to discuss with Coeur and its Representatives the intended business and financial affairs of Coeur and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Acquired Coeur Shares indefinitely and (ii) a total loss in respect of such investment.  Orion has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Acquired Coeur Shares.

h)           Non-Reliance on Coeur Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.  In connection with the due diligence investigation of Coeur by Orion and its respective Representatives, Orion and its respective Representatives may receive from Coeur and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information, regarding Coeur and its Subsidiaries and their respective businesses and operations.  Orion hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, with which Orion is familiar, that Orion is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to Orion (including the reasonableness of the assumptions underlying such forward-looking information), and that except for the representations and warranties made by Coeur in Section 4, Orion will have no claim against Coeur or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

i)            No Other Representations or Warranties.  Except for the representations and warranties made by Orion in this Section 5, the Support Agreement or in any certificate or other document delivered in connection with this Agreement or the Support Agreement, neither Orion nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Transferred Victoria Shares, Orion or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Coeur or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Coeur acknowledges the foregoing.  In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by Orion in this Section 5, the Support Agreement or in any certificate or other document delivered in connection with this Agreement or the Support Agreement, neither Orion nor any other Person makes or has made any express or implied representation or warranty to Coeur or its Representatives with respect to any oral or written information presented to Coeur or its Representatives in the course of its due diligence investigation of Orion, the negotiation of this Agreement or the course of the transactions contemplated hereby.

6.           Legend.  All Acquired Coeur Shares will, at the time of issuance, bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Coeur shall cause the legend described above to be removed and Acquired Coeur Shares to be issued to Orion by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) reasonably promptly following earliest time that either (i) such Acquired Coeur Shares are registered for resale under the Securities Act and sold pursuant to such registration, (ii) in connection with a sale, assignment or other transfer, Orion provides Coeur with an opinion of counsel, in a form reasonably acceptable to Coeur, to the effect that such sale, assignment or transfer of the Acquired Coeur Shares has been made without registration under the applicable requirements of the Securities Act in a transaction that results in the acquiror receiving unrestricted securities, or (iii) the Acquired Coeur Shares have been sold, assigned or transferred pursuant to Rule 144, and provided, that (1) in each case, Orion provides Coeur with an undertaking to effect any sales or other transfers in accordance with the Securities Act and (2) with respect to clauses (i) and (iii), upon Coeur and Orion providing Coeur’s transfer agent with such certifications as reasonably requested by the transfer agent, which Coeur and Orion undertake to provide.  Coeur shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

7.           Registration Rights.

a.
Coeur agrees that, as soon as practicable but in no event later than 30 calendar days after the Closing Date (the “Filing Deadline”), Coeur will file with the SEC a registration statement registering the resale of the Acquired Coeur Shares (the “Registration Statement”).  Coeur shall use commercially reasonable efforts to cause the Registration Statement to become automatically effective or, if an automatic registration is not available to Coeur, to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof; provided, that Coeur’s obligations to include the Acquired Coeur Shares for resale in the Registration Statement are contingent upon Orion furnishing in writing to Coeur such information regarding Orion, the securities of Coeur held by Orion and the intended method of disposition of such Acquired Coeur Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Coeur to effect the registration of such Acquired Coeur Shares, and shall execute such documents in connection with such registration as Coeur may reasonably request that are customary of a selling stockholder in similar situations; provided, that Orion shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Coeur Shares.  Any failure by Coeur to file the Registration Statement by the Filing Deadline or to effect such Registration Statement shall not otherwise relieve Coeur of its obligations to file or effect the Registration Statement as set forth above in this Section 7.  Coeur will provide a draft of the Registration Statement to Orion for review at least two business days in advance of filing the Registration Statement.  In no event shall Orion be identified as a statutory underwriter in the Registration Statement unless specifically requested by the SEC or another regulatory agency; provided, that if the SEC or another regulatory agency requests that Orion be identified as a statutory underwriter in the Registration Statement, Orion will have the opportunity to withdraw from the Registration Statement upon prompt written request to Coeur.  For the avoidance of doubt, any references in this Section 7 to Orion shall include Orion’s permitted assignee(s) from and after any such assignment.

b.
In the case of the registration, qualification, exemption or compliance effected by Coeur pursuant to this Agreement, Coeur shall, upon reasonable request, inform Orion as to the status of such registration, qualification, exemption and compliance.  At its expense, Coeur shall:

i.
except for such times as Coeur is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Coeur determines to obtain, continuously effective with respect to Orion, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) the third anniversary of the Closing, (ii) the date on which Orion ceases to hold any Acquired Coeur Shares or (iii) on the first date on which Orion is able to sell all of its Acquired Coeur Shares under Rule 144 without limitation as to the amount of such securities that may be sold and without the requirement for Coeur to be in compliance with the current public information requirement under Rule 144.

ii.	advise Orion within three business days:

1.	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

2.	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

3.
after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

4.
of the receipt by Coeur of any notification with respect to the suspension of the qualification of the Acquired Coeur Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

5.
subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

c.
For not more than 45 consecutive days or for a total of not more than 90 days in any 12 month period, Coeur may suspend the use of any Registration Statement or related prospectus contemplated by this Section 7 in the event that Coeur determines in good faith that such suspension is necessary to (i) delay the disclosure of material non-public information concerning Coeur, the disclosure of which at the time is not, in the good faith opinion of Coeur and upon the advice of legal counsel, in the best interests of Coeur or (ii) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that Coeur shall promptly (and no later than one business day after the occurrence of the event causing the Allowed Delay) (A) notify Orion in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Orion) disclose to such Orion any material non-public information giving rise to an Allowed Delay, (B) advise Orion in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, and (C) use commercially reasonable efforts to terminate an Allowed Delay as promptly as reasonably practicable.

d.
Coeur shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless Orion (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Orion (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by Applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Orion furnished in writing to Coeur by or on behalf of Orion expressly for use therein.  Coeur shall notify Orion promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Coeur is aware.

e.
Orion shall indemnify and hold harmless Coeur, its directors, officers, agents and employees, each person who controls Coeur (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by Applicable Law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Orion furnished in writing to Coeur by or on behalf of Orion expressly for use therein.  In no event shall the liability of Orion under this Section 7(e) be greater in amount than the dollar amount of the net proceeds received by Orion upon the sale of the Acquired Coeur Shares giving rise to such indemnification obligation.  Orion shall notify Coeur promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7(e) of which Orion is aware.

f.
Any person or entity entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

g.
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Coeur Shares.

h.
If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(h) from any person who was not guilty of such fraudulent misrepresentation.  Any contribution pursuant to this Section 7(h) shall be limited in amount to the amount of net proceeds from the sale of such Acquired Coeur Shares giving rise to such contribution obligation.

8.           Trading Limitation.  Orion agrees that it shall not, in any week, sell through the facilities of the New York Stock Exchange, a number of Acquired Coeur Shares that exceeds a number equal to 10% of the average weekly reported trading volume of Coeur Common Stock as determined pursuant to Rule 144 (e)(1)(ii) (calculated using the trading days in the four calendar weeks preceding the week of sale).  For greater certainty, the foregoing restriction shall not apply to any private sale of the Acquired Coeur Shares.  Orion and Coeur shall reasonably cooperate in the event of any potential private sale of the Acquired Coeur Shares by Orion; provided, that Coeur shall not be required to provide any comfort letters or opinions of counsel (including any disclosure or 10b-5 letter), other than legal opinions in connection with the removal of the legend set forth in Section 6 above.

9.           Spread.  Capitalized terms used and not defined in this Section 9 shall have the meanings ascribed to such terms in the Support Agreement.  If, before the date of Termination of the Support Agreement (the “Termination Date”), definitive documents between Coeur and Victoria (such as an arrangement agreement) (“Definitive Documents”) have been executed with respect to a Transaction that provides for consideration at the closing of such Transaction for each Victoria Common Share having a value (and if such consideration includes Coeur Common Stock, such Coeur Common Stock will be valued using the volume weighted average price of the Coeur Common Stock for the thirty trading days ending on the trading day immediately prior to the announcement of the Transaction, as obtained from Bloomberg L.P. as displayed on Bloomberg page “CDE<EQUITY>AQR”) exceeding $13.20 (Canadian dollars) per Victoria Common Share (such excess amount multiplied by the number of Transferred Victoria Shares, the “Spread”) and no subsequent Termination Date occurs, then at the closing of such Transaction, Coeur shall pay to Orion, in the same form of consideration provided in the Transaction, an amount equal to 75% of the Spread; provided, that, in no event shall the Total Consideration Coeur Shares exceed 19.9% of the shares of Coeur Common Stock outstanding on the date hereof, unless approved by the holders of Coeur Common Stock in accordance with Applicable Law (the “Share Issuance Limit”).  If the Total Consideration Coeur Shares would have otherwise exceeded the Share Issuance Limit and the necessary shareholder approval is not obtained, then, without duplication of shares, Coeur shall issue shares of Coeur Common Stock to Orion and its Affiliates up to the Share Issuance Limit and pay cash to Orion in lieu of issuing shares of Coeur Common Stock in excess of the Share Issuance Limit.  The cash amount payable by Coeur shall equal the market value of Coeur Common Stock as of the trading day prior to the closing of the Transaction multiplied by the number of shares of Coeur Common Stock that would have been issued to Orion and its Affiliates in the Transaction in excess of the Share Issuance Limit.  For greater certainty, Coeur’s obligation to pay 75% of the Spread shall not survive termination of the Support Agreement if Definitive Documents are executed after the Termination Date.

10.         Voting Transferred Victoria Shares.  Orion agrees that with respect to the annual and special general meeting of Victoria currently scheduled for June 23, 2021 (and any amendment or adjournment thereto), Orion shall vote the Transferred Victoria Shares as directed by Coeur; provided, that with respect to any matters relating to the appointment or removal of a director or the appointment of auditors, Orion shall vote the Transferred Victoria Shares in accordance with the recommendation of the Board of Directors of Victoria.

11.         Public Disclosure.  The parties shall reasonably consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary in connection with a party’s obligation to issue and/or file any press release or other public disclosure document (including a Form 8-K and to satisfy early warning requirements) with respect to the transactions contemplated hereby or to the extent disclosure may otherwise be required by Applicable Law or any listing agreement of Coeur and consents to a copy of this Agreement being filed on, or submitted to, the System for Electronic Document Analysis and Retrieval in Canada and the SEC’s Electronic Data Gathering, Analysis and Retrieval system on or following the date hereof.  The parties further acknowledge and agree that a summary of this Agreement and the negotiations leading to its execution and delivery may appear in public disclosure documents required by applicable securities Laws and the parties shall reasonably consult with each other before including any such summary in any public disclosure documents.

12.         Fees and Expenses.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

13.         Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

14.         Entire Agreement.  This Agreement, together with the Support Agreement, constitutes the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement.

15.         Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, except that with respect to the formalities for the transfer of the Transferred Victoria Shares, Ontario Law shall apply.

16.         Counterparts.  This Agreement may be executed in counterparts (including facsimile and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

17.         Definitions.  As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

a)          “Affiliate” means, when used with respect to any Person, any other Person who controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

b)          “AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the USA Patriot Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws.

c)          “Anti-Corruption Laws” means the Corruption of Foreign Public Officials Act (Canada), the United Kingdom Bribery Act 2010, and the United States Foreign Corrupt Practices Act of 1977.

d)          “Applicable Law” means any Laws applicable to a Person or any of its properties, assets, business or operations.

e)          “Canadian Securities Laws” means the securities Laws of each of the provinces and territories of Canada, and the rules, regulations, orders, instruments and policies published and/or promulgated thereunder as now in effect and as they may be promulgated or amended from time to time.

f)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

g)          “Good Industry Practice” means, in relation to any decision or undertaking, the exercise of that degree of diligence, skill, care, prudence, oversight, economy and stewardship which is commonly observed or would reasonably be expected to be observed by skilled and experienced professionals in the Canadian and U.S. mining industries engaged in the same type of undertaking under the same or similar circumstances.

h)          “Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

i)          “Law” means any federal, state, local, provincial, foreign or transnational law, statute or ordinance, common law, or any rule or regulation.

j)          “Liens” means liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, encroachments or other adverse claims of any kind with respect to a property or asset.

k)          “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

l)          “Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

m)          “SEC” means the U.S. Securities and Exchange Commission.

n)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

o)          “Subsidiary” means, with respect to any Person, any other Person with respect to which the first Person (x) has the voting power or such other right to elect a majority of the board of directors or other persons performing similar functions or (y) beneficially owns more than 50% of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation) or economic interest, in each case, directly or indirectly through one or more other Persons.

p)          “Total Consideration Coeur Shares” means, the sum of 12,785,485 plus the number of shares of Coeur Common Stock that would be issued to Orion and its Affiliates in a Transaction pursuant to Section 9 hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COEUR MINING, INC.

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President & Chief Executive Officer

ORION CO-VI LTD.

By:	/s/ Dov Lader
Name: Dov Lader
Title: Director